UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

December 20, 2004

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 2.01.

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Friday, December 17, 2004, as Exhibit 99 which is incorporated by reference herein.  This press release was issued to announce the sale of Arlon’s East Providence, Rhode Island facility. The facility was closed during the third quarter 2004 after the final relocation of operations and equipment to the San Antonio, Texas facility were completed as part of Arlon’s industrial businesses consolidation. The sale will result in a pre-tax gain of approximately $1.2 million in the fourth quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

December 20, 2004

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EXHIBIT INDEX

Exhibit

Description

99

Press Release

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